 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2016

SPX FLOW, INC.
(Exact Name of Registrant as specified in Charter)

Delaware	1-37393	47-3110748
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (704) 752-4400

NOT APPLICABLE
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.
On May 4, 2016, SPX FLOW, Inc. (the “Company”) issued the press release attached as Exhibit 99.1 hereto and incorporated herein by reference.
The press release incorporated by reference into this Item 2.02 contains disclosure regarding free cash flow used in operations, defined as net cash from (used in) operations less capital expenditures. The Company’s management believes that free cash flow used in operations is a useful financial measure for investors in evaluating the cash flow performance of multi-industrial companies, since it provides insight into the cash flow available to fund such things as equity repurchases, dividends, mandatory and discretionary debt reduction and acquisitions or other strategic investments. In addition, although the use of free cash flow used in operations is limited by the fact that this measure can exclude certain cash items within management’s discretion, free cash flow used in operations is a factor used by the Company’s management in internal evaluations of the overall performance of its business.
The press release also contains disclosure regarding organic revenue decline, defined as revenue decline excluding the effects of foreign currency fluctuations. The Company’s management believes that this metric is a useful financial measure for investors in evaluating its operating performance because excluding the effect of currency fluctuations, when read in conjunction with the Company’s revenues, presents a useful tool to evaluate the Company’s ongoing operations and provides investors with a tool they can use to evaluate the Company’s management of assets held from period to period.  In addition, organic revenue growth (decline) is one of the factors the Company’s management uses in internal evaluations of the overall performance of its business.
The press release also contains disclosure of EBITDA, which is defined as net income less income tax expense, interest expense and depreciation and amortization. The Company views EBITDA, when read in conjunction with net income, as giving investors a useful tool to assess the health and prospects of the Company. Additionally, the Company’s management uses EBITDA as a measure of the Company’s performance.
The Company has announced a realignment, pursuant to which it expects to invest approximately $100 million in 2016 and 2017. To aid investors who seek comparability period-to-period, the Company, in the press release incorporated by reference into this Item 2.02, adjusted certain metrics to exclude the impacts of the realignment. With respect to each of operating income, earnings per share, free cash flow and EBITDA, the Company also provided adjusted results excluding the impact of the realignment. Adjusted free cash flow from operations also eliminates the impact of pension payments the Company is obligated to pay to certain former officers in 2016, again to aid investors seeking comparability with other periods. Management uses each of these adjusted measures to assist it in understanding Company performance.
None of the non-GAAP measures described above is a measure of financial performance under accounting principles generally accepted in the United States (“GAAP”), and should not be considered a substitute for, and should be used in combination with, the GAAP number to which it is reconciled. Non-GAAP measures used by the Company may not be comparable to similarly titled measures reported by other companies.
Refer to the tables included in the press release for the components of each of the Company’s non-GAAP numbers referred to above, and for the reconciliations of these numbers to their respective comparable GAAP measures.
The information in this Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.                                        Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release issued May 4, 2016, furnished solely pursuant to Item 2.02 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX FLOW, Inc.

Date: May 4, 2016	By:	/s/ Jeremy W. Smeltser
Jeremy W. Smeltser
Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued May 4, 2016, furnished solely pursuant to Item 2.02 of Form 8-K.